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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)        October 7, 1999
                                                 -------------------------------


                       CHROMAVISION MEDICAL SYSTEMS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


        Delaware                         0-22677                 75-2649072
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(State or Other Jurisdiction           (Commission             (IRS Employer
     of Incorporation)                 File Number)          Identification No.)


33171 Paseo Cerveza, San Juan Capistrano, California               92675
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    (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code         (949) 443-3355
                                                    ----------------------------


                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

        On October 7, 1999 ChromaVision Medical Systems, Inc. ("ChromaVision") completed a private placement of 1,775,000 newly issued shares of its common stock (the "Shares") to selected investors, pursuant to certain Purchase Agreements, dated as of September 24, 1999.

        ChromaVision received $19,968,750 in gross proceeds from the sale of the Shares, at a price of $11.25 per share. Net proceeds to ChromaVision from the sale of the Shares were approximately $18.6 million. Prudential Vector Healthcare Group, a division of Prudential Securities, Inc., acted as placement agent for the private placement. A press release relating to the closing of the private placement is included as Exhibit 99.1.

        As a condition to the closing of the private placement, on September 28, 1999, ChromaVision filed with the Securities and Exchange Commission (the "SEC") a registration statement (the "Registration Statement") relating to the resale of the Shares. The SEC declared the Registration Statement effective on October 7, 1999.

ITEM 7.  EXHIBITS.

         99.1     Press Release, dated October 11, 1999



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        Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 1999                     CHROMAVISION MEDICAL SYSTEMS INC.


                                           By: /s/ DOUGLAS S. HARRINGTON, M.D.
                                               ---------------------------------
                                               Name: Douglas S. Harrington, M.D.
                                               Its:  Chief Executive Officer and
                                                     President


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                                  EXHIBIT INDEX


Exhibit                                                           Sequentially
Number                     Description                           Numbered Page*
-------                    -----------                           --------------

 99.1          Press Release, dated October 11, 1999